Exhibit 99.1

Warren Resources Schedules Third Quarter 2014 Earnings Release and Conference Call

NEW YORK, October 21, 2014 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES) will report third quarter 2014 financial results on Tuesday, November 4, 2014 by issuing a press release before the market opens and conducting a conference call on that date at 10:00 a.m. Eastern Time.  The full text of the release will be available at warrenresources.com under “For Investors — News & Events”.

The conference call will also be broadcast live over the Internet and can be accessed by registering at warrenresources.com under “For Investors”.

To listen to the conference call by phone, callers in the United States and Canada can dial (866) 700-6067, or if international dial (617) 213-8834. The Conference I.D. for callers is 44504304.

If you are unable to listen to the live call, a recording of the call will be available for delayed playback for one week beginning at approximately 2:00 p.m. on November 4, 2014. To access the replay, dial (888) 286-8010, or if international dial (617) 801-6888. The confirmation code for the replay is 16257042.

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the acquisition, exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in the Los Angeles Basin in California, and natural gas in the Washakie Basin in Wyoming and Marcellus Shale in Pennsylvania.

CONTACT:	Robert Ferer, Investor Relations
212-697-9660

Warren Resources, Inc.